SUB
                                  ITEM 77Q1(a)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                          REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND

                                 CLASS R5 SHARES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4 and Class R5 shares (as defined in the Declaration) of MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS Moderate Allocation Fund, MFS New Endeavor Fund and MFS Strategic Value Fund, each a series of the Trust, as follows:

         The class of shares previously designated as "Class R3 Shares" shall be redesignated as "Class R2 Shares," the class of shares previously designated as "Class R4 Shares" shall be redesignated as "Class R3 Shares," and the class of shares previously designated as "Class R5 Shares" shall be redesignated as "Class R4 Shares."

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER

Robert E. Butler
804  addressStreetW. Park Avenue
State College PA  16803

CityplaceLAWRENCE H. COHN

CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW

PersonNameWilliam R. Gutow
3 Rue Dulac

CityplaceDallas StateTX  PostalCode75230


MICHAEL HEGARTY

Michael Hegarty

addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES

PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street

Boston MA  02108

ROBERT J. MANNING

Robert J. Manning
StateState13 Rockyledge Road
Swampscott MA  01907

StateStateLAWRENCE T. PERERA

StateStateLawrence T. Perera
StateState18 Marlborough Street
StateStateBoston StateMA  State02116

ROBERT C. POZEN

Robert C. Pozen
StateState9 Arlington Street
StateStateBoston StateMA State02116

J. DALE SHERRATT

J. Dale Sherratt
StateState86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN

Laurie J. Thomsen
StateState235 Nashawtuc Road
StateStateConcord StateMA State01742

ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

StateStateNaples StateFL  3410